UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-31465 (Commission File Number)	35-2164875 (IRS Employer Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 2, 2007, Natural Resource Partners L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Agreement”) by and among the Partnership, WPP LLC, a wholly owned subsidiary of the Partnership (“WPP LLC”), and Western Pocahontas Properties Limited Partnership (“Western Pocahontas”) pursuant to which the Partnership, through WPP LLC, acquired from Western Pocahontas approximately 35 million tons of coal reserves in Grant and Tucker Counties in Northern West Virginia. Western Pocahontas has retained an overriding royalty interest on approximately 16 million tons of non-permitted reserves, which will be offered to NRP at the time that those reserves are permitted.
     As consideration for the coal reserves, the Partnership issued 250,000 common units and paid approximately $10.2 million in cash. The Partnership borrowed substantially all the cash portion of the purchase price under its credit facility.
     Western Pocahontas is a private partnership controlled by Corbin J. Robertson, Jr., who is also the Chairman and CEO of the Partnership. This is the first transaction under the omnibus agreement that originated at the time of NRP’s initial public offering. Reserves still subject to this agreement include another 100 million tons of reserves held by Western Pocahontas in Appalachia and 20 billion tons of reserves held by Great Northern Properties Limited Partnership in Montana and North Dakota. These additional reserves must be offered to NRP at the time that they become income producing. The Conflicts Committee of the Board of Directors of GP Natural Resource Partners LLC, the general partner of Natural Resource Partners L.P., approved the transaction with WPP on behalf of the limited partners of NRP.
     A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     Please refer to the disclosure above under Item 1.01, which disclosure is incorporated by reference into this Item 2.01.
Item 3.02. Unregistered Sale of Equity Securities.
     Pursuant to the terms of the Agreement, the Partnership issued 250,000 common units representing limited partner interests in the Partnership at the closing. The common units have been offered and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Purchase and Sale Agreement, dated April 2, 2007, by and among Natural Resource Partners L.P., WPP LLC and Western Pocahontas Properties Limited Partnership.

99.1	Press Release dated April 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.
By:	NRP (GP) LP, its general partner

By:	GP Natural Resource Partners LLC, its general partner

By:	/s/ Wyatt Hogan
	Name:	Wyatt Hogan
	Title:	Vice President and General Counsel

April 3, 2007

Index to Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Purchase and Sale Agreement, dated April 2, 2007, by and among Natural Resource Partners L.P., WPP LLC and Western Pocahontas Properties Limited Partnership.

99.1	Press Release dated April 3, 2007.